Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Hennessy Advisors, Inc. on Form S-8 (No. 333-188439) of our report dated December 2, 2014, with respect to our audits of the financial statements of Hennessy Advisors, Inc. as of September 30, 2014 and 2013, and for the years ended September 30, 2014 and 2013 appearing in the Annual Report on Form 10-K for the year ended September 30, 2014.

/s/ Marcum LLP

Marcum LLP San Francisco, California December 2, 2014